Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4 for AmericanWest Bancorporation of our reports, dated December 11, 2006, relating to our audits of the consolidated financial statements of Far West Bancorporation as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003.

We further consent to the reference to our firm under the heading “Experts” in the joint proxy statement-prospectus, which is part of this Registration Statement.

/s/    Simpson & Company

Simpson & Co.

Salt Lake City, Utah

February 13, 2007